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Exhibit 4.7A

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Amendment") is made and entered into as of January 16, 2003, effective for all purposes as of February 24, 2003, by and among The Mills Corporation, a Delaware corporation (the "Company"), and the other signatories hereto.

        WHEREAS, the parties hereto, among other persons, are parties to a Registration Rights and Lock-Up Agreement, dated as of April 21, 1994 (the "Registration Rights Agreement"), pursuant to which the Company granted certain registration rights under the Securities Act;

        WHEREAS, pursuant to the Registration Rights Agreement, a Shelf Registration Statement on Form S-3/A was filed by the Company with the SEC on May 28, 1996 and continues to be effective on the date hereof (the "Existing Registration Statement");

        WHEREAS, contemporaneously with the execution and delivery of this Amendment, the Company, Kan Am Capital, Inc., Kan Am US, Inc., Dietrich von Boetticher, James C. Braithwaite, Klaus Hebben, Franz von Perfall, Karlheinz Fichtl and Kan Am, Inc. (collectively, other than the Company and Kan Am Capital, Inc., the "Kan Am Beneficial Owners") are executing and delivering an Agreement and Plan of Reorganization, dated as of January 16, 2003 (the "Agreement and Plan of Reorganization"), pursuant to which, among other things, Kan Am Capital, Inc. is transferring to the Company 17,064 Units owned by it and $20,000 in cash in consideration for 17,064 shares of Common Stock issued by the Company;

        WHEREAS, in connection therewith, the parties hereto desire to amend the Registration Rights Agreement, as provided herein; and

        WHEREAS, the parties hereto (other than the Company) are Beneficial Owners of a majority in amount of the Registrable Securities for purposes of amending the Registration Rights Agreement pursuant to Section 7(a) thereof;

        NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

        1.    Amendment to Registration Rights Agreement.    The Registration Rights Agreement hereby is amended as follows:

        1(a) The definition of "Shares" in Section 1 of the Registration Rights Agreement hereby is deleted in its entirety and the following is inserted in lieu thereof:

          "Shares" shall mean (i) the Common Stock issued to the Beneficial Owners on April 21, 1994, and (ii) any Common Stock issued or to be issued to the Beneficial Owners upon redemption of their Units or in connection with the Transaction.

        1(b) A new definition of "Transaction" hereby is inserted in Section 1 of the Registration Rights Agreement, as follows:

          "Transaction" shall mean, collectively, the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of January 16, 2003, by and among Company, Kan Am Capital, Inc., Kan Am US, Inc., Dietrich von Boetticher, James C. Braithwaite, Klaus Hebben, Franz von Perfall, Karlheinz Fichtl and Kan Am, Inc., including, without limitation, the transfer by Kan Am Capital, Inc. to the Company of 17,064 Units owned by it and $20,000 in cash in consideration for 17,064 shares of Common Stock issued by the Company.

        2.    Post-Effective Amendment to the Registration Statement.

        2(a)    Filing of Post-Effective Amendment.    Upon receipt by the Company during an Election Period of a Registration Notice from one or more of the Beneficial Owners that such Beneficial Owner(s) propose to make a registered offer of a specified number of the aforementioned 17,064 shares of Common Stock (which number shall not be less than 8,500 from all Beneficial Owners providing Registration Notices during the Election Period), subject to the terms and conditions of the Registration Rights Agreement, the Company shall, as soon as practicable, cause to be filed with the SEC a post-effective amendment to the Existing Shelf Registration Statement in order to amend the plan of distribution section of the Existing Shelf Registration Statement (and any other sections thereof as the Company determines to be necessary or appropriate) to provide for the sale of the aforementioned 17,064 shares of Common Stock under the Existing Shelf Registration Statement, and shall use its reasonable efforts to cause such post-effective amendment to be declared effective by the SEC as soon as practicable thereafter.

        2(b)    Registration Expenses.    The Kan Am Beneficial Owners, severally and not jointly, shall pay all Registration Expenses in connection with the aforementioned post-effective amendment. Each Kan Am Beneficial Owner shall pay all underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Kan Am Beneficial Owner, and transfer taxes, if any, relating to the sale or disposition of such Kan Am Beneficial Owner's Registrable Securities pursuant to the Shelf Registration Statement, as amended by the aforementioned post-effective amendment, or Rule 144 under the Securities Act.

        2(c)    Inclusion in Shelf Registration Statement.    Any Kan Am Beneficial Owner who does not timely provide the information reasonably requested by the Company in connection with th e aforementioned post-effective amendment shall not be entitled to have its Registrable Securities obtained in the Transaction included in the Shelf Registration Statement.

        3.    Miscellaneous.

        3(a)    Ownership of Registrable Securities.    The parties hereto (other than the Company) hereby represent and warrant to the Company that the parties set forth on Schedule 3(a) hereto are the Beneficial Owners of the amount of Registrable Securities set forth opposite their names on Schedule 3(a) hereto.

        3(b)    Capitalized Terms.    Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Registration Rights Agreement.

        3(c)    Ratification.    The Registration Rights Agreement hereby is ratified and confirmed in all respects and shall continue in full force and effect in accordance with its terms without any amendment or modification, except as specifically provided in this Amendment.

        3(d)    Counterparts.    This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        3(e)    Headings.    The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        3(f)    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

        3(g)    Entire Agreement.    The Agreement, as amended by this Amendment, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. The Agreement, as amended by this Amendment, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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        IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be duly executed on its behalf, as of the date first written above.

THE MILLS CORPORATION
By:	/s/ NICHOLAS MCDONOUGH Name: Nicholas McDonough Title: Executive Vice President, Chief Financial Officer
KAN AM BENEFICIAL OWNERS:
/s/ DIETRICH VON BOETTICHER Dietrich von Boetticher
/s/ FRANZ VON PERFALL Franz von Perfall
/s/ JAMES C. BRAITHWAITE James C. Braithwaite
/s/ KLAUS HEBBEN Klaus Hebben
/s/ KARLHEINZ FICHTL Karlheinz Fichtl

Kan Am, Inc.
By:	/s/ T. KENT HAMMOND Name: T. Kent Hammond Title: Vice President
Accepted and consented to:
OTHER BENEFICIAL OWNERS:
Kan Am USA VIII Limited Partnership
By:	Kan Am US Limited Partnership General Partner
	By:	Kan Am Realty, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President
Kan Am USA IX Limited Partnership
By:	Kan Am USA Limited Partnership General Partner
	By:	Kan Am US, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President
Kan Am USA X Limited Partnership
By:	Kan Am USA Management X Limited Partnership General Partner
	By:	Kan Am US, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President

Kan Am USA XI Limited Partnership
By:	Kan Am USA Management XI Limited Partnership General Partner
	By:	Kan Am US, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President
Kan Am USA XII Limited Partnership
By:	Kan Am USA Management XII Limited Partnership General Partner
	By:	Kan Am US, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President
Kan Am USA XIII Limited Partnership
By:	Kan Am USA Management XIII Limited Partnership General Partner
	By:	Kan Am America, Inc. General Partner
	By:	/s/ T. KENT HAMMOND T. Kent Hammond Vice President

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  Exhibit 4.7A
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT